Exhibit 10.1

                  STOCK PURCHASE AGREEMENT BY AND BETWEEN

                            HEALTHLINK, INC. AND

                          TRILINK HEALTHCARE, INC.



                        DATED AS OF MARCH 27, 1996







                          TABLE OF CONTENTS

                                                             Page
ARTICLE I - PURCHASE                                            1
     1.1. Agreement to Sell and Purchase                        1
     1.2. Closing                                               1

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF TRILINK          2
     2.1. Definition                                            2
     2.2. Corporate Organization                                2
     2.3. Capitalization of HealthLink HMO                      2
     2.4. Corporate Authority                                   2
     2.5. No Violation                                          3
     2.6. Financial Statements                                  3
     2.7. Books of Account                                      3
     2.8. Taxes                                                 3
     2.9. No Burdensome Restrictions                            3
     2.10. Litigation and Proceedings                           4
     2.11. Consents and Approvals                               4
     2.12. Permits                                              4
     2.13. Compliance with Laws                                 4
     2.14. Transactions with Directors, Officers and Affiliates 5
     2.15. Propriety of Past Payments                           5
     2.16. Accuracy of Information                              5

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF HEALTHLINK      5
     3.1. Definition                                            5
     3.2. Corporate Organization                                5
     3.3. Corporate Authority                                   5
     3.4. No Violation                                          5
     3.5. Regulatory Consents and Approvals                     6
     3.6. Accuracy of Information                               6

ARTICLE IV - ADDITIONAL COVENANTS                               6
     4.1. Indemnification                                       6
     4.2. Consents and Approvals                                7
     4.3. Further Assurances                                    7
     4.4. TriLink Actions                                       7
     4.5. Transfer of Files and Documents                       8

ARTICLE V - CONDITIONS TO OBLIGATIONS OF HEALTHLINK             8
     5.1. Representations and Warranties of TriLink             8
     5.2. Performance of TriLink's Obligations                  8
     5.3. Consents and Approvals                                8
     5.4. Resignations of Directors and Officers                8
     5.5. No Violation of Orders                                8
     5.6. No Material Adverse Change; Condition of Business     8
     5.7. Legal Opinion                                         9
     5.8. Other Closing Documents                               9
     5.9. Termination of Agreements                             9
     5.10. Legal Matters                                        9
     5.11. Termination Fee                                      9
     5.12. Approval Denial                                      9

ARTICLE VI - CONDITIONS TO OBLIGATIONS OF TRILINK              10
     6.1. Representations and Warranties of HealthLink         10
     6.2. Cancellation of Surplus Notes                        10
     6.3. Performance of HealthLink's Obligations              10
     6.4. Consents and Approvals                               10
     6.5. Legal Opinion                                        10
     6.6. Termination of HMO Shareholder Agreement             10
     6.7. Other Closing Documents                              10
     6.8. Legal Matters                                        10
     6.9. Termination by TriLink                               10

ARTICLE VII - MISCELLANEOUS PROVISIONS                         11
     7.1. Survival of Provisions                               11
     7.2. Publicity                                            11
     7.3. Successors and Assigns                               11
     7.4. Brokers and Finders                                  11
     7.5. Expenses                                             11
     7.6. Notices                                              11
     7.7. Entire Agreement                                     12
     7.8. Waivers and Amendments                               12
     7.9. Severability                                         13
     7.10. Counterparts                                        13
     7.11. Governing Law                                       13


                    STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement (this "Agreement"), dated as of March 27, 1996, is made and entered into by and among HEALTHLINK, INC., an Illinois corporation ("HealthLink"), and TRILINK HEALTHCARE, INC., a Missouri corporation formerly known as INTEGRATED HEALTHSYSTEMS, INC. ("TriLink").

                                 RECITALS:
     A. TriLink is a wholly-owned subsidiary of Blue Cross and Blue Shield of Kansas City, a health services corporation organized and existing under the laws of the State of Missouri ("BCKC").

     B. TriLink owns five (5) shares of the issued and outstanding capital stock (the "HMO Shares") of HealthLink HMO, Inc., a Missouri corporation ("HealthLink HMO"), which represent fifty percent (50%) of the issued and outstanding capital stock of HealthLink HMO, and HealthLink owns the other five (5) shares of the issued and outstanding capital stock of HealthLink HMO.

          C. Subject to the terms and conditions stated herein, TriLink desires to sell the HMO Shares to HealthLink and HealthLink desires to purchase the HMO Shares.

                                AGREEMENT:

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                           ARTICLE I - PURCHASE

     SECTION 1.1. Agreement to Sell and Purchase. On the Closing Date (as defined in Section 1.2) and upon the terms and subject to the conditions set forth in this Agreement, TriLink shall sell to HealthLink and HealthLink shall purchase from TriLink all of TriLink's right, title and interest in and to the HMO Shares. The purchase price to be paid by HealthLink to TriLink for the HMO Shares is $500,000 (the "Purchase Price"), which is payable by HealthLink to TriLink at the Closing in immediately available funds.

     SECTION 1.2. Closing. The closing of the sale and purchase (the "Closing") shall take place at 1:00 P.M., local time, on June 14, 1996 or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of Lewis, Rice & Fingersh, L.C. in the City of St. Louis, Missouri, or at such other place as the parties hereto shall agree in writing, provided however such date shall not be later than the date provided in Section 5.11 herein. At the Closing TriLink shall deliver to HealthLink stock certificates representing the HMO Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, and HealthLink shall deliver to TriLink the Purchase Price.

          ARTICLE II - REPRESENTATIONS AND WARRANTIES OF TRILINK

     TriLink hereby represents, warrants and agrees as follows:

     SECTION 2.1.  Definition.

     (a) "Applicable Law" means any law, rule, regulation, order, decree or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

          (b) "Governmental Entity" means any government of any nation, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          (c) "Material Adverse Effect" means an effect that, individually or together with one or more other effects in the aggregate,
                    (i) is materially adverse to the financial condition, business, prospects, properties or assets of HealthLink HMO, and

                    (ii) involves amounts of not less than fifty thousand dollars ($50,000).

          (d) "TriLink's Knowledge" means and encompasses all facts and information which are within the actual knowledge of individuals employed by BCKC or its affiliates as of the date hereof who served as officers, directors or employees of HealthLink HMO (such individuals being hereafter referred to collectively as "TriLink's Knowledge Group").

     SECTION 2.2. Corporate Organization. TriLink is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted.

   SECTION 2.3. Capitalization of HealthLink HMO. The HMO Shares are the sole outstanding shares of capital stock of HealthLink HMO owned by TriLink, and except for any rights set forth in agreements listed on
Schedule 2.3 hereof, TriLink has no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of the HMO Shares or any unissued or treasury shares of capital stock of HealthLink HMO. TriLink has, and will have at the Closing, valid and marketable title to all of the HMO Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

     SECTION 2.4. Corporate Authority. TriLink has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the performance of TriLink's obligations hereunder, have been duly authorized by the Board of Directors of TriLink, and no other corporate proceedings on the part of TriLink are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by TriLink and is the valid and legally binding obligation of TriLink, enforceable against TriLink in accordance with the terms hereof.

     SECTION 2.5.  No Violation.  Subject to those agreements set forth on
Schedule 2.5 and obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities as set forth on Schedule 2.5, to TriLink's Knowledge, neither the execution or delivery nor the performance by TriLink of this Agreement violates or will violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, or of the Articles of Incorporation or Bylaws of TriLink; nor violates or will result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of any right or obligation of TriLink or to a loss of any benefit to which TriLink is entitled under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which TriLink is a party or by which TriLink is bound or to which TriLink's properties or assets are subject; nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of TriLink.

          SECTION 2.6. Financial Statements. HealthLink HMO has furnished to HealthLink copies of the audited financial statements of HealthLink HMO's business as of December 31, 1995 and December 31, 1994 (collectively, the "Financial Statements"). To TriLink's Knowledge, the Financial Statements (a) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; (b) present fairly the financial position, results of operations, changes in retained earnings and cash flows of HealthLink HMO as of such dates and for the periods then ended, (c) are complete and correct in all material respects in accordance with the books and records of HealthLink HMO, (d) in the case of the audited financial statements, have been audited in accordance with generally accepted auditing standards, and (e) can be reconciled with the Financial Statements and the financial records maintained and the accounting methods applied by HealthLink HMO for federal income tax purposes.

     SECTION 2.7. Books of Account. To TriLink's Knowledge, (a) since December 31, 1995, there has been no significant change in the accounting methods or practices of HealthLink HMO, (b) HealthLink HMO has made and kept books, records and accounts in sufficient detail to reflect accurately and fairly its activities and transactions, and (c) HealthLink HMO has maintained an internal accounting system sufficient to permit preparation of the Financial Statements in accordance with GAAP.

     SECTION 2.8. Taxes. HealthLink HMO has properly completed, and duly and timely filed, all federal, state, local and foreign tax reports and returns required to be filed by it, and all taxes and levies of every kind, character or description shown by such reports or returns to be due and payable, have been timely paid. Except as provided in Schedule 2.8, no Governmental Entity is conducting an audit of HealthLink HMO nor has any Governmental Entity asserted any claim for the assessment of any additional tax liability or initiated any action or proceeding which could result in such an assertion. HealthLink HMO has not (i) executed or filed with any Governmental Entity any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any federal, state, local or foreign tax or other imposition, (ii) agreed or been requested to make any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise, (iii) obligated itself under any written tax-sharing agreement or (iv) taken any reporting position for which it does not have a reasonable basis. HealthLink HMO does not anticipate any further tax liability with respect to its taxable years that have not been closed. HealthLink HMO has not received any written notice, nor does TriLink have any knowledge, of any proposed increase in the assessed valuation of any of the real property or the personal property owned by HealthLink HMO.

     SECTION 2.9. No Burdensome Restrictions. To TriLink's Knowledge, HealthLink HMO is not a party to any contractual obligation the performance of which has any reasonable likelihood of having a Material Adverse Effect or the performance of which by HealthLink HMO, either unconditionally or upon the happening of an event, will result in the creation of an encumbrance on any of HealthLink HMO's assets, nor is HealthLink HMO subject to any charter or corporate restriction compliance with which has any reasonable likelihood of having a Material Adverse Effect. HealthLink HMO is not, nor to TriLink's knowledge is any other person, in default under or with respect to any contractual obligation which default has any reasonable likelihood of having a Material Adverse Effect, nor has any event occurred which, with the giving of notice, lapse of time, or both, would constitute such a default. To TriLink's Knowledge, HealthLink HMO is not subject to any restriction or limitation on its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its stock or on its ability to purchase, redeem or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

         SECTION 2.10. Litigation and Proceedings. To TriLink's Knowledge, there are no actions, suits, proceedings or investigations pending or directly affecting HealthLink HMO or any of its properties or its directors, officers or employees (in their capacities as such) before any Governmental Entity which is reasonably likely to have a Material Adverse Effect, nor is there any valid basis for such action, suit, proceeding or investigation. HealthLink HMO has not been charged with, nor to the knowledge of TriLink is under investigation with respect to, any charge which has not been resolved concerning any violation of any Applicable Law with respect to HealthLink HMO's assets, properties or operations which is reasonably likely to have a Material Adverse Effect.
No judgment, order, writ, injunction, decree or assessment or other command of any Governmental Entity affecting HealthLink HMO's assets, properties or operations has been entered which is presently in effect. There is no action, suit, proceeding or investigation pending which challenges the validity of this Agreement or the transactions contemplated hereunder, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions, nor is there any valid basis for any such action, suit, proceeding or investigation.

     SECTION 2.11.  Consents and Approvals.  Except as set forth on
Schedule 2.11, no consent, approval or authorization of any entity, nor any declaration, filing or registration with any Governmental Entity or other entity, is required to be made or obtained by TriLink or HealthLink HMO in connection with the execution, delivery and performance by TriLink of the transactions contemplated to be consummated by TriLink hereunder, except for consents which are obtained and delivered by TriLink to HealthLink on or before the Closing Date.

     SECTION 2.12. Permits. HealthLink HMO is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for HealthLink HMO to own lease and operate its properties or to carry on its business as it is now being conducted by HealthLink HMO, including but not limited to, in the States of Missouri and Illinois (the "HealthLink HMO Permits"), except for any HealthLink HMO Permits, the absence of which would not have a Material Adverse Effect. HealthLink HMO has not received notice of any pending or threatened suspension, revocation or cancellation of any of the HealthLink HMO Permits. HealthLink has not received notice that it is operating in default or violation of, (i) any law applicable to HealthLink HMO or by which any of its properties is bound, or (ii) any of the HealthLink HMO Permits, except for any such defaults or violations which would not have a Material Adverse Effect.

     SECTION 2.13. Compliance with Laws. HealthLink HMO is in compliance with all Applicable Laws, except such noncompliance which will not have a Material Adverse Effect. HealthLink HMO has received no notice alleging any violation by HealthLink HMO of any Applicable Law, which notice has not been fully and completely resolved as of the date of this Agreement. To the knowledge of TriLink, no investigation with respect to any violation of Applicable Law by HealthLink HMO is contemplated or is being conducted by Governmental Entities or others, nor is there a valid basis for any such investigation, other than for such investigations conducted in the ordinary course of business of HealthLink HMO.

     SECTION 2.14.  Transactions with Directors, Officers and
Affiliates. To TriLink's Knowledge, there have been no transactions outside of the ordinary course of HealthLink HMO's business between HealthLink HMO and (i) TriLink, (ii) BCKC, or (iii) any officer or director of TriLink or BCKC.

     SECTION 2.15.  Propriety of Past Payments.  To TriLink's
Knowledge, except for transactions which in the aggregate would not have a Material Adverse Effect on the business, financial condition, assets, liabilities, results of operations, income or management of HealthLink HMO, no funds or assets of HealthLink HMO have been used for illegal purposes and no unrecorded fund or assets of HealthLink HMO has or have been established for any purpose.

     SECTION 2.16. Accuracy of Information. None of TriLink's representations, warranties or statements contained in this Agreement, in the schedules hereto, or in any other agreement, instrument or document executed or delivered by or on behalf of TriLink in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or in omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

        ARTICLE III - REPRESENTATIONS AND WARRANTIES OF HEALTHLINK

        HealthLink hereby represents, warrants and agrees as follows:

     SECTION 3.1.  Definition.  For purposes of this Article
III, the term "HealthLink's Knowledge" means and encompasses all facts and information which are within the actual knowledge of individuals employed by HealthLink, and its affiliates as of the date hereof who served as officers, directors or employees of HealthLink HMO (such individuals being hereafter referred to collectively as "HealthLink's Knowledge Group").

     SECTION 3.2. Corporate Organization. HealthLink is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted.

     SECTION 3.3. Corporate Authority. HealthLink has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the performance of HealthLink's obligations hereunder, have been duly authorized by the Board of Directors of HealthLink, and no other corporate proceedings on the part of HealthLink are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by HealthLink and is the valid and legally binding obligation of HealthLink, enforceable against HealthLink in accordance with the terms hereof.

     SECTION 3.4.  No Violation.  Subject to those agreements set forth on
Schedule 3.4 and obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities as set forth on Schedule 3.5, to HealthLink's Knowledge, neither the execution or delivery nor the performance by HealthLink of this Agreement violates or will violate any provision of law, of any order, judgment or decree of any court or other governmental or regulatory authority, or of the Articles of Incorporation or Bylaws of HealthLink.

     SECTION 3.5. Regulatory Consents and Approvals. Except as set forth on Schedule 3.5, no consent, waiver, authorization, or approval of any Governmental Entities, and no declaration to or filing or registration with any such Governmental Entity, is required in connection with the execution and delivery of this Agreement by HealthLink or the performance by HealthLink of its obligations hereunder.

     SECTION 3.6. Accuracy of Information. None of HealthLink's representations, warranties or statements contained in this Agreement, in the schedules hereto, or in any other agreement, instrument or document executed or delivered by or on behalf of HealthLink in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or in omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

                     ARTICLE IV - ADDITIONAL COVENANTS

     SECTION 4.1.  Indemnification.

          (a) Each party (the "Indemnifying Party") shall indemnify the other party and the other party's past, present and future directors, officers, stockholders, employees, agents, subsidiaries and affiliates (hereinafter referred to collectively as the "Indemnified Parties" and individually as an "Indemnified Party") and hold each of them harmless against and in respect of any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorney's fees and disbursements) based upon, arising out of or otherwise in respect of any inaccuracy or any breach of any representation, warranty, covenant or agreement of Indemnifying Party made in this Agreement or in any schedule, certificate, instrument or other document attached to or delivered pursuant to or in connection with this Agreement. The indemnity hereby provided for shall extend to, and the amounts indemnified hereunder shall include, subject to the provisions of paragraph (b) of this Section 4.1, (i) all costs and expenses incurred by any Indemnified Party incident to any matter indemnified against hereunder, including, without limitation, reasonable fees and expenses of attorneys incurred in the investigation, settlement and defense (at the trial and appellate levels and otherwise) of any claim or action brought against any Indemnified Party based upon or alleging, any matter that constitutes, or if sustained would constitute, a matter in respect of which indemnification is provided for in this Section 4.1(a), and (ii) all costs and expenses (including, without limitation, reasonable fees and expenses of attorneys) incurred by any Indemnified Party in connection with the enforcement of its rights under any provision of this Agreement ("Losses").

          (b) Promptly after receipt by an Indemnified Party of notice of the assertion of any claim or the commencement of any action against him or it in respect of which indemnity or reimbursement may be sought against Indemnifying Party hereunder (an "Assertion"), such Indemnified Party shall notify Indemnifying Party in writing of the Assertion. Indemnifying Party shall be entitled to participate in and, to the extent Indemnifying Party elects by written notice to such Indemnified Party within 30 days after receipt by Indemnifying Party of notice of such Assertion, to assume the defense of such Assertion, at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. Notwithstanding that Indemnifying Party shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party unless (i) Indemnifying Party shall have agreed to pay such fees and expenses, or
    (ii) Indemnifying Party shall have failed to assume the defense of such Assertion and to employ counsel satisfactory to such Indemnified Party. Notwithstanding anything to the contrary in this Section 4.1(b), Indemnifying Party shall not, without the written consent of such Indemnified Party, (x) settle or compromise any action or consent to the entering of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to such Indemnified Party of a duly executed written release of such Indemnified Party from all liability in respect of such Assertion, which release shall be satisfactory in form and substance to counsel to such Indemnified Party, or (y) settle or compromise any action in any manner that, in the reasonable judgment of such Indemnified Party or his or its counsel, may materially and adversely affect such Indemnified Party other than as a result of money damages or other money judgments.

          SECTION 4.2. Consents and Approvals. Each party will assist diligently and cooperate with the other party in preparing and filing all documents required to be submitted by such other party to any Governmental Entities in connection with the transactions contemplated by this Agreement (which assistance and cooperation shall include, without limitation, timely furnishing to the requesting party all information concerning the responding party and HealthLink HMO which in the opinion of counsel to the requesting party is required to be included in such documents), and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by either party in connection with such transactions.

     SECTION 4.3. Further Assurances. Upon the reasonable request of a party at any time after the Closing Date, the other party will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may reasonably request in order to perfect title of the requesting party and its successors and assigns to the HMO Shares, or otherwise to effectuate the purposes of this Agreement.

     SECTION 4.4. TriLink Actions. In connection with TriLink's ownership of the HealthLink HMO Shares prior to the Closing hereunder, TriLink agrees that it shall not take any action, as owner, shareholder, officer or director of HealthLink HMO, which would prevent HealthLink HMO from taking any action necessary to the consummation of the transactions contemplated hereunder. TriLink covenants and agrees that it shall not bring, any claim, action, suit, proceeding or other action against HealthLink HMO or HealthLink relating to any rights to which TriLink may be entitled as a shareholder in HealthLink HMO during the period between the effective date of this Agreement and the Closing Date, including without limitation matters relating to the distribution of earnings. TriLink also covenants and agrees that, prior to the Closing, TriLink will, and will consent to any action by HealthLink HMO to: (a) cooperate with and permit HealthLink to oversee and operate the business of HealthLink HMO in the usual and ordinary course and consistent with past practice, including, without limitation, the consideration and implementation of new products and services for prospective and existing customers; (b) use all reasonable efforts to preserve intact and expand HealthLink HMO's customer base and maintain HealthLink HMO's rights and franchises; and (c) use all reasonable efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained by HealthLink HMO.

     SECTION 4.5. Transfer of Files and Documents. At or prior to the Closing hereunder, TriLink shall deliver to HealthLink all records, files, books and original documents in its possession relating to HealthLink HMO or the HMO Shares.

      ARTICLE V - CONDITIONS TO OBLIGATIONS OF HEALTHLINK

          All obligations of HealthLink under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions, any one or more of which may be waived by HealthLink in its sole discretion:

     SECTION 5.1. Representations and Warranties of TriLink. All representations and warranties made by TriLink in this Agreement shall be true and correct on and as of the Closing Date as if again made by TriLink on and as of such date, and HealthLink shall have received a certificate dated the Closing Date and signed by the President or the Chief Financial Officer of TriLink which is to that effect.

     SECTION 5.2. Performance of TriLink's Obligations. TriLink shall have performed in all respects all obligations required under this Agreement to be performed by TriLink on or prior to the Closing Date, and HealthLink shall have received a certificate dated the Closing Date and signed by the President or the Chief Financial Officer of TriLink which is to that effect.

     SECTION 5.3. Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Entity, including those listed on Schedule 2.5, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

     SECTION 5.4. Resignations of Directors and Officers. HealthLink shall have received the written resignations, effective as of the Closing Date, of such directors and officers set forth on Schedule 5.4.

   SECTION 5.5. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of HealthLink HMO shall be in effect; and no action or proceeding before any court or governmental or regulatory authority shall have been instituted or threatened by any government or governmental or regulatory authority, or by any other person, firm or corporation, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or any term or provision hereof.

     SECTION 5.6. No Material Adverse Change; Condition of Business. During the period from December 31, 1995 to the Closing Date, there shall have been no material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of HealthLink HMO attributable to the acts or omissions of TriLink or BCKC.

     SECTION 5.7. Legal Opinion. HealthLink shall have received the opinion of Seigfreid, Bingham, Levy, Selzer & Gee, counsel to TriLink, dated as of the Closing Date and addressed to HealthLink with respect to the matters set forth in Article II of this Agreement.

     SECTION 5.8. Other Closing Documents. HealthLink shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of TriLink or in furtherance of the transactions contemplated by this Agreement as HealthLink or its counsel may reasonably request.

     SECTION 5.9. Termination of Agreements. TriLink and BCKC shall have executed and delivered to HealthLink a Termination Agreement in a form acceptable to HealthLink terminating their rights in and obligations under
(i) that certain HMO Shareholder Agreement dated July 30, 1992 by and among HealthLink HMO, HealthLink, TriLink, and BCKC, (ii) all other agreements restricting the ability of TriLink and HealthLink to transfer the HMO Shares, as contemplated hereunder, and (iii) that certain Administrative Services Agreement dated July 30, 1992, as amended, by and among BCKC, TriLink, HealthLink and HealthLink HMO.

     SECTION 5.10. Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of TriLink or HealthLink HMO under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of TriLink or HealthLink HMO in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for HealthLink.

     SECTION 5.11.  Termination Fee.    If any of the foregoing conditions
are not met (i) by August 29, 1996, or (ii) such later date as may be agreed to among the parties, which date shall in no event be later than December 31, 1996; or if prior to such applicable date TriLink has failed to promptly fulfill its obligations pursuant hereto, HealthLink may terminate this Agreement upon notice to TriLink, and upon such notice TriLink shall pay to HealthLink a termination fee of One Million Two Hundred Thousand Dollars ($1,200,000.00) (the "Termination Fee"), and this Agreement shall be null and void and of no further force or effect.

     Section 5.12. Approval Denial. HealthLink shall use all reasonable efforts to file promptly, but in any event on or prior to April 15, 1996, all regulatory applications required to be filed in order to consummate the transactions provided for herein. HealthLink shall provide copies to and keep TriLink fully informed of all comments from regulatory entities regarding such applications and, to the extent such comments on the applications relate to TriLink or its affiliates, HealthLink shall permit TriLink and its affiliates to participate in responding to such comments. HealthLink will use all reasonable efforts to obtain regulatory approval of all such applications. HealthLink shall keep TriLink fully informed as to the status of such applications and make available to TriLink, upon reasonable request by TriLink, from time to time, copies of such applications and any supplementally filed materials. If any regulatory applications should be finally denied or disapproved by the respective regulatory authority, despite HealthLink's reasonable efforts to obtain such approval, then this Agreement thereupon shall be deemed terminated, and TriLink shall pay to HealthLink the Termination Fee provided for in
Section 5.12.

             ARTICLE VI - CONDITIONS TO OBLIGATIONS OF TRILINK

     All obligations of TriLink under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions, any one or more of which may be waived by TriLink in its sole discretion:

     SECTION 6.1. Representations and Warranties of HealthLink. All representations and warranties made by HealthLink in this Agreement shall be true and correct on and as of the Closing Date as if again made by HealthLink on and as of such date, and TriLink shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, the President or any Vice President of HealthLink which is to that effect.

     SECTION 6.2. Cancellation of Surplus Notes. HealthLink HMO shall have provided for the repayment in full and cancellation of the two Surplus Notes dated July 28, 1993 and January 27, 1993 payable to BCKC in the principal amounts of $1,000,000.00 and $400,000.00, respectively.

     SECTION 6.3. Performance of HealthLink's Obligations. HealthLink shall have performed in all respects all obligations required under this Agreement to be performed by it on or prior to the Closing Date, and TriLink shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, the President or any Vice President of HealthLink which is to that effect.

     SECTION 6.4. Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Entity, including those listed on Schedule 3.5, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement.

     SECTION 6.5. Legal Opinion. TriLink shall have received the opinion of Lewis, Rice & Fingersh, L.C., counsel to HealthLink, dated as of the Closing Date and addressed to TriLink with respect to the matters set forth in Sections 3.2, 3.3 and 3.4 of this Agreement.

     SECTION 6.6.  Termination of HMO Shareholder Agreement.
HealthLink and HealthLink HMO shall have executed and delivered to TriLink a Termination Agreement in a form acceptable to HealthLink hereto terminating their rights in and obligations under (i) the HMO Shareholder Agreement, and (ii) all other agreements restricting the ability of HealthLink and TriLink to transfer the HMO Shares, as contemplated hereunder.

     SECTION 6.7. Other Closing Documents. TriLink shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of HealthLink or in furtherance of the transactions contemplated by this Agreement as TriLink or their counsel may reasonably request.

     SECTION 6.8  Legal Matters.  All certificates,
instruments, opinions and other documents required to be executed or delivered by or on behalf of HealthLink under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of HealthLink in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for TriLink.

     SECTION 6.9  Termination by TriLink.    If any of the
foregoing conditions are not met by the date provided in Section 5.11 (or such later date as mutually agreed upon by the parties), TriLink may terminate this Agreement upon notice to HealthLink, and upon such notice this Agreement shall be terminated, provided however, that upon giving such notice, TriLink will be obligated to pay to HealthLink the Termination Fee as provided in Section 5.11.

            ARTICLE VII - MISCELLANEOUS PROVISIONS

     SECTION 7.1.  Survival of Provisions.  The respective
representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations and warranties, the party to whom such representations and warranties have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity.

     SECTION 7.2. Publicity. The parties shall not make any disclosure or issue any press release or other publication, whether oral or written, relating to this Agreement without the prior written consent of the other party; provided, however, each party hereto shall make such disclosures relating to this Agreement as may be required by law or regulation and shall promptly provide a copy of all such disclosures to the other party.

     SECTION 7.3.  Successors and Assigns.  This Agreement
shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. Nothing in this Agreement shall confer upon any person, firm or corporation not a party to this Agreement, or the legal representatives of such person, firm or corporation, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     SECTION 7.4. Brokers and Finders. TriLink and HealthLink each represent and warrant to the other that it has not engaged any broker, finder or investment banker in connection with the transactions contemplated by this Agreement. TriLink and HealthLink each agree to indemnify and hold harmless the other against any brokerage fee, commission, finder's fee, or financial advisory fee due to any person, firm or corporation acting on its behalf in connection with the transactions contemplated by this Agreement.

     SECTION 7.5. Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

     SECTION 7.6.  Notices.  All notices and other
communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                    (a)  if to TriLink, to:

                         TriLink Healthcare, Inc.
                         One Pershing Square
                         2301 Main Street
                         Kansas City, Missouri 64108-2428
                         Attention: President

                         with a copy to:

                         Blue Cross Blue Shield of Kansas City
                         One Pershing Square
                         2301 Main Street
                         Kansas City, Missouri 64108-2428

                    (b)  if to HealthLink, to:

                         HealthLink, Inc.
                         788 Office Parkway
                         St. Louis, Missouri 63141
                         Attention: John A. O'Rourke, President

                         with a copy to:

                         RightCHOICE Managed Care, Inc.
                         1831 Chestnut Street
                         St. Louis, Missouri 63103
                         Attention: General Counsel

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

     SECTION 7.7. Entire Agreement. This Agreement, together with the schedules hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the schedules, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

     SECTION 7.8. Waivers and Amendments. A party may by written notice to the other party (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement; (c) waive compliance with any of the covenants of the other party contained in this Agreement; (d) waive performance of any of the obligations of the other party created under this Agreement, or (e) waive fulfillment of any of the conditions to its obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

     SECTION 7.9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

     SECTION 7.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     SECTION 7.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to principals of conflicts of laws.

     IN WITNESS WHEREOF, TriLink and HealthLink have caused this Agreement to be signed and attested by their respective officers thereunto duly authorized, all as of the date first written above.

                              HealthLink:

                              HEALTHLINK, INC.


                              /s/ John A. O'Rourke
                              By:  John A. O'Rourke
                              Its: President


                              TriLink:

                              TRILINK HEALTHCARE, INC.


                              By: /s/ Michael T. Marcotte
                              Its: /s/ Secretary


                         SCHEDULE 2.3

                         None.

                         SCHEDULE 2.5

                         None.

                         SCHEDULE 2.8

                         None.

                         SCHEDULE 2.11

                         None.

                         SCHEDULE 3.4

     The HMO Shareholder Agreement by and among Blue Cross and Blue Shield of Kansas City, TriLink Healthcare, Inc., HealthLink, Inc. and HealthLink HMO, Inc. dated July 30, 1992 which pursuant to Section 5.9 of this Agreement will be terminated prior to the Closing Date.

                               SCHEDULE 3.5
     Approval of the Missouri Department of Insurance and, if necessary, of the Illinois Department of Insurance, is required for consummation of the transaction contemplated by this Agreement.

                               SCHEDULE 5.4

     Larry Chastain
     Karon Harris
     Ken Landau